UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

FIRST TRINITY FINANCIAL CORPORATION

Oklahoma	000-52613	34-1991436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E. 63rd Place, Suite 230
Tulsa, Oklahoma 74133-1246
(Address of principal executive offices) (Zip Code)

(918) 249-2438
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 4, 2021, the Board of Directors of First Trinity Financial Corporation (the “Company”) approved and adopted amended and restated bylaws of the Company.

The Company’s Amended and Restated Bylaws are filed herewith as Exhibit 3.1 and the revisions relate primarily to the Company’s capital structure with two classes of voting common stock, the Company’s Class A Common Stock and the Company’s Class B Common Stock. Board members elected by these classes of voting common stock have been designated in the Amended and Restated Bylaws as “Class A Directors” and “Class B Directors.” Further, the amendments require the audit committee of the Board of Directors to consist solely of independent directors as long as there are any outstanding shares of Class B Common Stock. In addition, the indemnification provisions of the bylaws were amended to be consistent with permissible indemnification under the Oklahoma General Corporation Act.

The foregoing description of the Company’s Amended and Restated Bylaws is qualified by the document itself as set forth in Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of First Trinity Financial Corporation, effective October 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TRINITY FINANCIAL CORPORATION

Date: October 6, 2021	By:	/s/ Gregg E. Zahn
	Name:	Gregg E. Zahn
	Title:	President and Chief Executive Officer